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                                                                Exhibit 10.39.04


                   FOURTH AMENDMENT TO STOCK OPTION AGREEMENT

         THIS FOURTH AMENDMENT TO STOCK OPTION AGREEMENT ("Fourth Amendment") is made as of the 31st day of July, 2000 by and between eUniverse, Inc., a Nevada corporation (the "Company") and Charles Beilman, an individual residing in Wallingford, Connecticut ("Beilman").

                                    RECITALS:

         1. The Company and Beilman have executed that certain Stock Option Agreement dated as of the 26th day of January, 2000 (the "Stock Option Agreement") as amended by the First, Second and Third Amendments to Stock Option Agreement dated March 31, 2000, May 31, 2000 and June 16, 2000 respectively.

         2. As of the date of this Fourth Amendment, the Company and/or its designee has exercised the right to purchase, as reflected in that certain Stock Purchase Agreement by and between the Company (or its assignee) and Beilman dated as of the 16th day of June, 2000, 100,000 of the 2,425,000 shares originally optioned under the Stock Option Agreement, resulting in 2,325,000 Company shares still beneficially owned by Beilman.

         3. The parties desire to amend the Stock Option Agreement as set forth below.

                                   AGREEMENT:
         In consideration of the covenants and agreements contained in the Stock Option Agreement and this Fourth Amendment, and other good and value consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. AMENDMENTS TO STOCK OPTION AGREEMENT. The Stock Option Agreement is hereby amended as follows:

         A. By amending Section 1.1 thereof to provide for the Option to purchase two million three hundred twenty-five thousand (2,325,000) shares of the common stock of the Company, $.001 par value (the "Common Stock") beneficially owned by Beilman.

         B. By deleting Section 1.2(a) thereof and inserting in lieu thereof the following:

         "(a) The Option may be exercised from time to time by the Company for all, or less than all, of the Shares of the Common Stock subject to this Option at any time during the period beginning with the date of this Agreement and ending November 1, 2000 (the "Option Period"). In the event, however, the Company and/or its designee fail(s) to purchase at least 500,000 of the Shares on or before September 1, 2000, then Beilman shall

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have the right to sell up to 170,000 of the Shares on the open market during the
Option Period; provided, however, the Company retains the right to purchase any unsold amount of the 170,000 salable shares at any time during the Option Period and upon the terms contained in the Stock Option Agreement."

         C. By deleting Section 1.2(c) thereof and inserting in lieu thereof the following:

         "(c) The exercise price (the "Exercise Price") at which the Shares may be purchased upon the exercise of the Option shall be $1.675 per Share purchased on or before September 1, 2000 and $1.85 per Share purchased thereafter."

         D. By deleting Section 1.3 thereof and inserting in lieu thereof the following:

         "1.3 RESIGNATION OF BEILMAN. At such time as Beilman owns less than one million (1,000,000) Shares OR upon purchase by the Company and/or its designee of five hundred thousand (500,000) of the Shares on or before September 1, 2000,
(i) Beilman shall immediately resign as a member of the Board of Directors of the Company; and (ii) Beilman shall immediately resign as an employee of the Company and terminate that certain Employment Agreement by and between CD Universe, Inc. and Charles Beilman dated as of October 1, 1998, without liability to any party to this Agreement."

2.       MISCELLANEOUS.

         A. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Stock Option Agreement.

         B. Except as otherwise provided herein, the terms and conditions of the Stock Option Agreement shall remain in full force and effect. Nothing herein shall be construed to abrogate the aforementioned Stock Purchase Agreement or the Escrow Agreement by and between the Company, Beilman and Martin, Gasparrini & Chioffi, LLP dated as of June 16, 2000.

         IN WITNESS WHEREOF, the parties have executed or have caused their duly authorized representatives to execute this Agreement the day and year first above written.

/s/ BRAD GREENSPAN                          /s/ CHARLES BEILMAN
---------------------------                 --------------------------------
eUNIVERSE, INC.                             CHARLES BEILMAN
by: Brad Greenspan                          32 Cooke Road
Its   Chairman                              Wallingford, CT  06492
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